Exhibit 4.9

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of July 6, 2022, among the Issuer, the guarantors party hereto (each, a “Guaranteeing Subsidiary”), a subsidiary of the Issuer and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of April 30, 2021 (the “Indenture”), providing for the issuance of 3.625% Senior Unsecured Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 12 thereof.

3.           NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.           GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

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5.           COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture (and any other document executed in connection with this First Supplemental Indenture) shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other such electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other such electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

6.           EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7.           THE TRUSTEE. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer. The Trustee shall not be responsible or liable for the use or application by any Guaranteeing Subsidiary and/or the Issuer of the Notes or the proceeds thereof. All rights, powers, protections, privileges, immunities indemnities and benefits granted or afforded to the Trustee under the Indenture are and shall be deemed incorporated herein by this reference and are and shall be deemed applicable to all actions taken, suffered, or omitted by the Trustee under this First Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: July 6, 2022

ENTEGRIS, INC.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to 2029 First Supplemental Indenture]

cmc materials, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer

CMC MATERIALS GLOBAL CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

QED TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

NEXPLANAR CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

INTERNATIONAL TEST SOLUTIONS, LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

CMC MATERIALS KMG CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

KMG-BERNUTH, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

[Signature page to 2029 First Supplemental Indenture]

CMC MATERIALS EC, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

VAL-TEX, LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

SEALWELD (USA), INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

SEALWELD CORPORATION (2003), INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

KMG-FLOWCHEM, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

FLOWCHEM LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

FLX INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

[Signature page to 2029 First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Lopez
Name: Linda Lopez
Title: Assistant Vice President

[Signature page to 2029 First Supplemental Indenture]